UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Gevo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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345 Inverness Drive South
Building C, Suite 310
Englewood, Colorado 80112
(303) 858-8358

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 21, 2025

This Proxy Statement Supplement, dated April 23, 2025 (this “Supplement”), supplements the Definitive Proxy Statement of Gevo, Inc. (the “Company”), dated April 9, 2025 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on May 21, 2025 (the “Annual Meeting”).

The Company is supplementing the Proxy Statement to (i) clarify the voting standard applicable to Proposals 2, 3, and 4, and (ii) make certain other updates to the Proxy Statement.

The Proxy Statement is supplemented as follows:

•	The text below amends and restates the second, third and fourth paragraphs under the heading “Q: What votes are required to elect directors and to approve the other proposals at the Annual Meeting?” on pages 2 and 3:

“Proposal 2, the Equity Plan Proposal, requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on such question at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 3, the ratification of our independent registered public accounting firm, requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on such question at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4, the advisory (non-binding) vote on the compensation of our named executive officers, requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on such question at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.”

•	The second sentence of the text under the heading “Q: How can I revoke my proxy and change my vote after I return my proxy card?” on page 6 of the Proxy Statement is amended and restated as follows to update the date by which votes should be received if voting using the Internet or by telephone:

“If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by using the Internet or by telephone, either of which must be completed by 11:59 p.m. Eastern Daylight Time on May 20, 2025 or, for shares held in the Gevo, Inc. 401(k) Plan, by 11:59 p.m. Eastern Time on May 18, 2025 (your latest Internet or telephone proxy will be counted); or by virtually attending the Annual Meeting and voting electronically.”

•	The text set forth under the heading “Vote Required and Board Recommendation” on page 21 of the Proxy Statement is amended and restated as follows:

“Approval of this proposal will require the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on such question at the Annual Meeting.”

•	The text set forth under the heading “Vote Required and Board Recommendation” on page 24 of the Proxy Statement is amended and restated as follows:

“Stockholder ratification of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on such question at the Annual Meeting.”

•	The second sentence under the heading “Vote Required and Board Recommendation” on pages 26 and 27 of the Proxy Statement is amended and restated as follows:

“Approval of the above resolution requires the affirmative vote of the holders of a majority in voting power of the shares of our stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on such question at the Annual Meeting.”

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS DESCRIBED ABOVE, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION IN THE PROXY STATEMENT OR PROXY CARD. THE PROXY STATEMENT AND PROXY CARD CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

The Company encourages its stockholders to vote prior to the Annual Meeting by using one of the methods described in the Proxy Statement. The Company’s 2025 Proxy Card may still be used to vote in connection with the Annual Meeting. If a stockholder has already submitted their vote, no further action is required.